UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2014

SPECIALTY CONTRACTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-166057	27-1897718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8390 LBJ Freeway 10th Floor, Dallas TX 75243
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (510) 590-2501

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement

On April 21, 2014, Specialty Contractors, Inc. (the “Company”) entered into a Purchase Agreement with the majority shareholders of Ciao Telecom, Inc., a Nevada corporation (“Ciao”), whereby the Company acquired 97.8% of the issued and outstanding shares of Ciao in exchange for the issuance of 119,999,998 shares of the Company’s common stock, in restricted form.

Ciao owns and operates a telecommunications company located in Dallas, Texas. The Company sells mobile devices, mobile service plans, virtual PBX systems, calling cards, IPTV and other wholesale and reseller telecommunications products and services. As a result of the Purchase Agreement, Eugenio Santos, CEO and chairman of the Board of CIAO, was appointed an officer and director of the Company. Michael Goode, its director and CEO, and Charles Smith, its CFO, subsequently resigned.

The Company at closing also agreed to sell 23,062,166 shares of its common stock in restricted form to an unrelated third party, South Beach Live, Inc., for $10,000.

In a private transaction which was effective at the close of the Purchase Agreement, the Company’s former CEO, Michael Goode, sold 5,940,000 of his 5,960,000 shares of common stock for $20,000 to an unrelated third party.

The combined $30,000 was used to negotiate and satisfy 100% of the outstanding obligations of the Company outstanding before the Ciao acquisition. The total outstanding liabilities of the Company prior to the Ciao transaction were approximately $74,000 and was owed to Yorkdale Capital , a company owned by Charles Smith, one of the officers resigning as part of this transaction. The remaining $44,000 owed to Yorkdale by the Company has been forgiven.

ITEM 5.01. Changes in Control of Registrant

As a result of the Purchase Agreement with Ciao, its shareholders now own approximately 94.5% of the issued and outstanding shares of common stock of the Company.

In connection with this transaction, Michael Goode, the Company’s sole director, appointed Eugenio Santos as a director and officer and Mr. Goode subsequently resigned.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

At closing of the Purchase Agreement, Eugenio Santos was appointed CEO and a director and Michael Goode resigned as officer and director and Charles Smith resigned as CFO.

Eugenio Santos, the Company’s President, CEO, Chief Financial Officer and sole Director, is responsible for the overall operation of the Company. Since February 2011, Mr. Santos has been CEO and Chairman of the Board of Ciao Telecom Inc. He is also a founder and shareholder of Ciao. Mr. Santos is responsible for management, for overseeing product line, marketing and sales strategies, distribution channels, importing and exporting processes, business administration functions and company systems. Mr. Santos is directly in charge for developing, managing and overseeing the implementation of all Ciao business activities in the Americas. Prior to founding Ciao Telecom, Mr. Santos was Vice President Business Development - Latin America for iWorldservices Inc. where he developed and managed the implementation of business with big resellers in specific regions. He developed, managed and oversaw the implementation of all iWorldservices business activities in Latin American transactions and managed the accounting reports.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

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In connection with the closing of the Purchase Agreement, the Company amended its Certificate of Incorporation to change its authorized capital. As a result, the Company has authorized capital of 500,000,000 shares of stock, of which 400,000,000 are designated as common stock, par value $0.001, and 100,000,000 are designated as preferred stock, par value $0.001. The Board may issue the preferred stock in series or classes upon such terms and conditions as it deems appropriate. The Company received approval of approximately 86% of its outstanding shares for the amendment of its Articles of Incorporation.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In connection with the amendment to the Company’s Articles of Incorporation, the Company received the written consent of its majority shareholder, owning approximately 86% of the issued and outstanding shares of the Company’s common stock, approving the amendment.

ITEM 9.01 Financial Statements and Exhibits

(a)           Financial statements of businesses acquired.

 To be filed by amendment.

(b)           Pro forma financial information

 To be filed by amendment.

(d)           Exhibits

Exhibit No.	Description of Exhibit

2.2	Amendment to Certificate of Incorporation

10.1	Purchase Agreement with Ciao Telecom, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

April 22, 2014	SPECIALTY CONTRACTORS, INC.

/s/ Eugenio Santos

Eugenio Santos, CEO

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